UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 30, 2008
THE SPECTRANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)
(719) 633-8333
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On May 30, 2008, The Spectranetics Corporation (the “Company”) completed its acquisition of the endovascular business of Kensey Nash Corporation (“KNC”), ILT Acquisition Sub, Inc. and Kensey Nash Holding Corporation (together, the “Sellers”). Pursuant to an Asset Purchase Agreement, dated as of May 12, 2008, among the Company and the Sellers, the Company purchased from the Sellers all of the assets related to the Sellers’ QuickCat, ThromCat and SafeCross product lines for $10 million in cash. Under the terms of the Asset Purchase Agreement, the Company will pay KNC an additional $6 million once cumulative sales of the acquired products reach $20 million, and up to $8 million as more fully described below. The Asset Purchase Agreement was filed as Exhibit 2.1 to a Current Report on Form 8-K filed by the Company with the SEC on May 13, 2008 and is incorporated herein by reference.
     On May 30, 2008, the Company and KNC also entered into a Manufacturing and License Agreement pursuant to which KNC will manufacture for the Company the endovascular products acquired by the Company under the Asset Purchase Agreement, and the Company will purchase such products exclusively from KNC for specified time periods ranging from six months for QuickCat to three years for ThromCat and SafeCross. The arrangement to manufacture ThromCat and SafeCross may be extended beyond the initial three-year manufacturing period under certain circumstances. During that time, the Company will pay transfer prices for the products based on KNC’s cost to manufacture such products plus a percentage of the sales of the ThromCat and SafeCross products. Additionally, after KNC’s manufacture of the ThromCat and SafeCross products is transferred to the Company, the Company will be obligated to pay KNC a share of revenues received from sales of such products. After KNC’s manufacture of the QuickCat product has transferred to the Company, there will be no obligation to make additional payments to KNC related to future sales of the QuickCat product. The Manufacturing and License Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     On May 30, 2008, the Company and KNC also entered into a Development and Regulatory Services Agreement pursuant to which KNC will conduct work to develop, on behalf of the Company, certain next-generation SafeCross and ThromCat products at KNC’s expense. The Company will own all intellectual property resulting from this development work. If clinical studies are required to obtain regulatory approval from the FDA for those next-generation products, the costs will be shared equally by the Company and KNC. KNC additionally will be responsible, at its own expense, for regulatory filings with the FDA that are required to obtain regulatory approval from the FDA for the next-generation products. The Company will pay KNC up to $8 million upon achievement of certain objectives relating to such product development activities and regulatory approvals for certain of the next-generation products. The Development and Regulatory Services Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.

     Any required financial statements for the acquisition reported in Item 2.01 above will be filed by amendment as soon as practicable, but not later than 71 days from the date of this Current Report on Form 8-K.
(b) Pro forma financial information.
     Any required pro forma financial information for the acquisition reported in Item 2.01 above will be filed by amendment as soon as practicable, but not later than 71 days from the date of this Current Report on Form 8-K.
(d) Exhibits.

2.1	Asset Purchase Agreement dated as of May 12, 2008 by and among Kensey Nash Corporation, ILT Acquisition Sub, Inc., Kensey Nash Holding Corporation and The Spectranetics Corporation (incorporated by reference to Exhibit 2.1 of The Spectranetics Corporation’s Current Report on Form 8-K filed on May 13, 2008).

10.1	Manufacturing and Licensing Agreement dated as of May 30, 2008 between Kensey Nash Corporation and The Spectranetics Corporation (confidential treatment has been requested for portions of this exhibit).

10.2	Development and Regulatory Services Agreement dated as of May 30, 2008 between Kensey Nash Corporation and The Spectranetics Corporation (confidential treatment has been requested for portions of this exhibit).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 5, 2008

THE SPECTRANETICS CORPORATION

By:	/s/ Guy A. Childs
Name:	Guy A. Childs
Title:	Chief Financial Officer

EXHIBIT INDEX

2.1	Asset Purchase Agreement dated as of May 12, 2008 by and among Kensey Nash Corporation, ILT Acquisition Sub, Inc., Kensey Nash Holding Corporation and The Spectranetics Corporation (incorporated by reference to Exhibit 2.1 of The Spectranetics Corporation’s Current Report on Form 8-K filed on May 13, 2008).

10.1	Manufacturing and Licensing Agreement dated as of May 30, 2008 between Kensey Nash Corporation and The Spectranetics Corporation (confidential treatment has been requested for portions of this exhibit).

10.2	Development and Regulatory Services Agreement dated as of May 30, 2008 between Kensey Nash Corporation and The Spectranetics Corporation (confidential treatment has been requested for portions of this exhibit).